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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of TEPPCO Partners, L.P. of our report dated October 31, 2001 relating to the financial statements of Jonah Gas Gathering Company as of December 31, 2000 and for the periods June 1 to December 31, 2000 and January 1 to May 31, 2000 (Predecessor), which appears in the Current Report on Form 8-K/A of TEPPCO Partners, L.P. filed November 9, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 19, 2002